Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report of Servotronics, Inc. (the "Company"), on Form 10-QSB for the quarter ended June 30, 2006, I hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1. Other than the completion of a review of the interim financial statements contained within this report by an independent accountant using professional review standards and procedures, the quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934, and

     2. The information contained in the quarterly report fairly represents,  in
        all  materials   respects,   the  financial  condition  and  results  of
        operations of the Company.



Date:    August 10, 2006   /s/ Dr. Nicholas D. Trbovich, Chief Executive Officer
                           -------------------------------------------------
                               Dr. Nicholas D. Trbovich
                               Chief Executive Officer